Exhibit 10.2

AMENDMENT NO. 2
TO THE SUPPLY AGREEMENT

THIS AMENDMENT NO. 2 (“Amendment No. 2”), TO THE Supply Agreement is entered into as of June 18, 2019 by and between Radius Health, Inc. (“Radius”) and Ypsomed AG (“Ypsomed”).

WHEREAS, Radius and Ypsomed are parties to that certain Supply Agreement having an effective date of September 30, 2015 and as amended by a first amendment as of February 7, 2017 (the “Agreement”); and

WHEREAS, pursuant to Section 4.8 of the Agreement, the Parties wish to modify the Agreement to reflect that Radius may purchase, and Ypsomed shall supply, Component Sets for use with abaloparatide finished drug product to be commercialized by Radius or its commercial partner in Canada.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties agree to amend the Agreement as follows:
1.The definition of Authority in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“ ‘Authority’ shall mean the Food and Drug Administration (“FDA”) in the United States, the Canadian Federal Department known as Health Canada, the European Medicines Agency EMEA in Europe, and/or the applicable equivalent regulatory agency or entity, governmental or non-governmental, having the responsibility, jurisdiction and authority for the grant of Authorizations in any jurisdiction in the Territory.

2.The definition of Territory in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“ ‘Territory’ shall mean shall mean the USA, the European Union, Canada and Switzerland. Further countries may be included upon mutual agreement and in accordance with Section 4.8.”

3.For clarity, the Parties agree that Radius or its designees, including its commercialization partners, shall be responsible for the obligations and costs set forth in Section 16.1 of the Agreement.

4.All other terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their duly authorized representatives.

[signatures on following page]

RADIUS HEALTH, INC.	YPSOMED AG

By:	/s/ Chhaya Shah	By:	/s/ Frank Schiffmaun
Name:	Chhaya Shah	Name:	Frank Schiffmaun
Title:	SVP, Technical Operations	Title:	Senior Director, Ypsomed Delivery Systems
Date:	June 10, 2019	Date:	June 18, 2019
		By:	/s/ Ulrike Bauer
		Name:	Ulrike Bauer
		Title	SVP, Delivery Systems

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